EXHIBIT 99.1

For Immediate Release

Carrier Global Corporation Announces Closing of €2.35 Billion and

$3.0 Billion Notes Offerings

PALM BEACH GARDENS, Fla., Nov. 30, 2023 — Carrier Global Corporation (NYSE: CARR) (“Carrier” or the “Company”), global leader in intelligent climate and energy solutions, today announced that it has closed its previously announced private offerings of an aggregate principal amount of $3,000,000,000 of USD-denominated notes (the “USD Notes”) and €2,350,000,000 aggregate principal amount of euro-denominated notes (the “Euro Notes” and together with the USD Notes, the “Notes”). The Euro Notes consist of €750,000,000 aggregate principal amount of 4.375% notes due 2025 (the “Euro 2025 Notes”), €750,000,000 aggregate principal amount of 4.125% notes due 2028 (the “2028 Notes”) and €850,000,000 aggregate principal amount of 4.500% notes due 2032 (the “2032 Notes”). The USD Notes consist of $1,000,000,000 aggregate principal amount of 5.800% notes due 2025 (the “USD 2025 Notes”), $1,000,000,000 aggregate principal amount of 5.900% notes due 2034 (the “2034 Notes”) and $1,000,000,000 aggregate principal amount of 6.200% notes due 2054 (the “2054 Notes”).

“We’re very pleased with the outcome of this process and the overwhelming interest in our offering,” said Patrick Goris, Senior Vice President & Chief Financial Officer. “Thank you to all of our team members and partners for their support, as well as to our investors for their continued confidence in Carrier. The weighted average cost of the debt associated with these offerings is approximately 5.07%, inclusive of the impact of our interest rate locks, and this results in an overall weighted average cost of Carrier’s outstanding long-term debt of under 4%.”

The Company intends to use the net proceeds from the offerings and sale of the Notes, together with cash on hand and borrowings under the Company’s existing term loan credit facilities and bridge facility to fund the cash portion of the consideration for the Company’s previously announced acquisition of the climate solutions business of Viessmann Group GmbH & Co. KG (the “Acquisition”) and pay fees and expenses in connection with the Acquisition. The Notes are subject to a special mandatory redemption if the Acquisition is not consummated by October 25, 2024.

Interest on each series of the Euro Notes began accruing on November 29, 2023, the issue date of the Euro Notes. Interest on the Euro 2025 Notes accrues at a rate of 4.375% per annum, payable annually on May 29 of each year, beginning on May 29, 2024. Interest on the 2028 Notes accrues at a rate of 4.125% per annum, payable annually on May 29 of each year, beginning on May 29, 2024. Interest on the 2032 Notes accrues at a rate of 4.500% per annum, payable annually on November 29 of each year, beginning on November 29, 2024. The Euro 2025 Notes mature on May 29, 2025, the 2028 Notes mature on May 29, 2028, and the 2032 Notes mature on November 29, 2032.

Interest on each series of the USD Notes began accruing on November 30, 2023, the issue date of the USD Notes. Interest on the USD 2025 Notes accrues at a rate of 5.800% per annum, payable semi-annually on May 30 and November 30 of each year, beginning on May 30, 2024. Interest on the 2034 Notes accrues at a rate of

5.900% per annum, payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2024. Interest on the 2054 Notes accrues at a rate of 6.200% per annum, payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2024. The USD 2025 Notes mature on November 30, 2025, the 2034 Notes mature on March 15, 2034, and the 2054 Notes mature on March 15, 2054.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Company will file with the Securities and Exchange Commission an exchange registration statement with respect to an exchange offer for the Notes or a shelf registration statement for the resale of the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offering, solicitation or sale would be unlawful.

About Carrier

Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating solutions that matter for people and our planet for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do.

Cautionary Statement:

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to the proposed offering of the Notes, statements relating to the Acquisition, future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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Contact:

Investor Relations Sam Pearlstein 561-365-2251 Sam.Pearlstein@Carrier.com

Media Inquiries Jason Shockley 561-542-0207 Jason.Shockley@Carrier.com